POWER OF ATTORNEY
The undersigned hereby constitutes and appoints each of Steven G. Mahon, Hilary
 L. Hageman, Kathryn S. Gunderson, and Courtney Paul, signing singly, as the undersigned's true and lawful attorney-in-fact to:
(1)	prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the
 "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC relating to ownership of securities of Science
 Applications International Corporation, "SAIC";
(2)	execute for and on behalf of the undersigned, in the undersigned's capacity as an executive officer and/or director of SAIC, any Forms 3,
 4 and 5 necessary or desirable in accordance with Section 16(a) of the
 Securities and Exchange Act of 1934 and the rules thereunder, as the same may be amended from time to time;
(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form
 3, 4 or 5 and the timely filing of such Form with the SEC and any other authority; and
(4)	take any other action of any type whatsoever with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, in connection with the undersigned's ownership of securities of SAIC, it being understood that the documents executed by such attorney -in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934 and the rules thereunder, as the same may be amended from time to time.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by SAIC, unless earlier revoked by the undersigned in a signed writing to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

Date: September 9, 2019
Signature: /s/ James J. Scanlon III
Printed Name: James J. Scanlon III
1